UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               September 19, 2003
                               ------------------
                                (Date of Report)


                           ELITE PHARMACEUTICALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       333-45241                22-3542636
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)



                 165 Ludlow Avenue, Northvale, New Jersey 07647
                 ----------------------------------------------
                    (Address of principal executive offices)


                                 (201) 750-2646
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE
             -----------------------------------------

         Pursuant to an Amendment dated September 3, 2003 to its Settlement Agreement dated October 22, 2002 with certain holders of shares of its Common Stock and Class A Common Stock Purchase Warrants (the "Class A Warrants"), Registrant has agreed to issue to the holders of its Class A Warrants (upon surrender of their Class A Warrants which expired on November 30, 2002 and were exercisable at $6.00 per share), Class C Common Stock Purchase Warrants (the "Class C Warrants") to purchase a like number of shares of Common Stock as those which were issuable upon exercise of the Class A Warrants immediately prior to their expiration. The Class C Warrants contain the same terms as did the Class A Warrants except that they will be exercisable on or prior to November 30, 2005 at a price of $5.00 per share, subject to adjustment upon the occurrence of certain dilutionary events and they are nontransferable except by operation of law. The issuance of the Class C Warrants is exempt from registration under the Securities Act of 1933, as amended by virtue of Section 3(a)(9) thereof.

         The Class C Warrants will be exercisable for a maximum of 1,721,179 shares of Registrant's Common Stock. Registrant has agreed to register on Form S-3 the shares issuable upon exercise of the Class C Warrants.


Item 7.      FINANCIAL STATEMENTS AND EXHIBITS
             ---------------------------------

         a)       Not applicable.

         b)       Not applicable.

         c)       Exhibits

                  1. Copy of Amendment dated September 3, 2003 to Settlement Agreement, dated October 22, 2002.

                  2.       Form of Class C Common Stock Purchase Warrant.

                  3. Notice, dated September 3, 2003, to holders of Class A Common Stock Purchase Warrants.

                  4.       Press Release, dated September 23, 2003.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: September 18, 2003


                                       ELITE PHARMACEUTICALS, INC.


                                       By: /s/ BERNARD BERK
                                           ------------------------------
                                           Name:  Bernard Berk
                                           Title: Chief Executive Officer


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